UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2004

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)

200 SW Market Street, Suite 1900 Portland, Oregon 97201
(address of Principal Executive Offices)(Zip Code)

(503) 546-2491
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c)	Exhibits.
The followingexhibits are being filed herewith and this list shall constitute the exhibit index:
Exhibit
99	Press Release

Item 9. Regulation FD Disclosure

On May 21, 2004, Umpqua Holdings Corporation issued a press release announcing the closure of Umpqua Bank's Tangent store.  All information, including the press release attached as Exhibit 99, is not filed but considered furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
(Registrant)
Dated: May 21, 2004	By:	/s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary

EXHIBIT 99

FOR IMMEDIATE RELEASE

Media Contacts:
Lani Hayward	Lisa Wood
Umpqua Bank	L A N E
503-228-2117	503-221-0480
503-799-7008	lisaw@lanemarketing.com
lanihayward@umpquabank.com

UMPQUA BANK CLOSES TANGENT STORE

Company Looks to the Community in Considering Locations for a
New Bank Store

PORTLAND, Ore. - May 21, 2004 - Umpqua Bank, a subsidiary of Umpqua Holdings Corporation (NASDAQ: UMPQ), today announced the permanent closure of its current Tangent, Ore. bank store at 33651 Highway 99E, and will host a community forum on Wednesday, May 26 to discuss relocation options. On Feb. 25, Umpqua Bank announced the temporary closure of the Tangent store, a proactive measure taken in response to an air quality report commissioned by Umpqua Bank to investigate an odor in the building. The initial report indicated a higher-than-expected level of benzene.

Umpqua Bank officials had temporarily closed the store until a full investigation could determine the long-term course of action. The landlord reports that it has investigated and now solved the problem which appears to have been the source of the odor; however, Umpqua Bank has decided to seek other long-range alternatives for its Tangent store.

"Umpqua Bank is currently assessing the feasibility of a new location in this community," said Gary Gray, executive vice president, Retail Administration, Umpqua Bank. "We remain hopeful about finding a new location that would best serve the needs of the community and the bank and we plan to seek the support of the community in assessing our relocation options."

Umpqua Bank will hold a community forum on Wednesday, May 26, 5:30 p.m. at the Electrical Training Center, NECA IBEW, 33309 Albany-Junction City Hwy. in Tangent, to discuss alternatives for a new bank store. The forum is open to all Umpqua Bank customers as well as the general public.

Upon initial announcement of the temporary closure, all store associates were relocated to Umpqua Bank's nearby Albany and Corvallis stores so that Tangent customers could continue to receive service from their familiar associates. In addition to Albany and Corvallis, Umpqua Bank stores are also located in the neighboring communities of Sweet Home and Lebanon, providing several options for Tangent customers.

About Umpqua Bank

Umpqua Bank, headquartered in Roseburg, Ore., is a subsidiary of Umpqua Holdings Corporation (NASDAQ: UMPQ) and has 64 locations between Ashland, Ore. and Vancouver, Wash., and along the Oregon Coast. Umpqua Bank was named #1 on "The 100 Best Companies to Work for in Oregon" large companies list for 2004 by Oregon Business Magazine. Umpqua Holdings also owns retail brokerage subsidiary Strand, Atkinson, Williams & York, Inc., which has 16 locations throughout Oregon and Southwest Washington and offers brokerage services within Umpqua Bank stores. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquabank.com.

# # #

This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including those set forth from time to time in the company's filings with the SEC. You should not place undue reliance on forward looking statements and we undertake no obligation to update any such statements. Specific risks in this press release include the company's ability to locate a new store site in Tangent.